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                                                                    EXHIBIT 10.5
                              EXTENSION AGREEMENT

                            DATA PROCESSING CONTRACT

      Between Mercantile Bank of West Michigan and Fiserv Solutions, Inc.
                        Under the Terms of the Agreement
                            Dated December 10, 1997

WHEREAS, it is in the best interest of Mercantile Bank of West Michigan (Client) and Fiserv Solutions, Inc.(Fiserv) to extend the relationship represented by the above captioned contract.

        and

WHEREAS such extension shall provide for terms and conditions in addition to those in the current contract.

The parties to the agreement hereby agree to the following additional terms and conditions. These are understood to be additional terms except in the instances where they conflict with the original contract in which case the terms of this Extension Agreement will take precedence. All non-conflicting terms and conditions of the original contract will continue to apply during the extension term.

TERM

The initial term of the agreement and extension dated May 12, 2000, is extended and additional three and one-half (3.5) years from the expiration of the current contract extension or until June 30, 2007.

PRICING

The monthly base processing fee for all open and closed deposit and loan accounts will be effective upon signing of this extension Agreement per the following:

     $0.70 per account from 0 to 15,000 accounts
     $0.67 per account for 15,001 through 20,000 accounts
     $0.64 per account for 20,001 through 25,000 accounts
     $0.615 per account for 25,001 and greater.

Premier II Platform: If contracted by June 30, 2003, Centralized Premier II Platform monthly seat license will be discounted from $64 to $45 per workstation seat per month. This includes the interface to Deluxe. Monthly per account fees are discounted from $0.03 to $0.015 per open and closed account per month.

Centralized Prime: The standard Centralized Prime set-up, implementation, and training fee of $8,420 will be discounted to $6,500.00. Monthly data refresh charges per account will be discounted from $0.04 to $0.03 per open and closed account per month. One annual OFAC report is included. Additional OFAC reports are $500 per run. This pricing is valid through the term of the extension.

Premier Messenger: Installation will be discounted from $3,500 to $2,500. Monthly fees will be discounted from $0.025 to $0.015 per open and closed account per month. This pricing is valid through the term of the extension.

Premier eCom and eCorp: Installation will be discounted from $48,000 to $33,000. Per customer fees are discounted from $3.00 to $2.00. New customer signup fees are discounted from $5.00 to $3.50. Shared Internet access fees will be discounted from $654 to $558 per month. This pricing is valid through the term of the extension.

Annual price increases will be limited to the CPI.



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                              EXTENSION AGREEMENT

                            DATA PROCESSING CONTRACT

      Between Mercantile Bank of West Michigan and Fiserv Solutions, Inc.
                        Under the Terms of the Agreement
                            Dated December 10, 1997

ACQUISITION CONVERSION COSTS

During the term of the original contract and this contract extension agreement, Fiserv will accept a contract extension of one year per acquisition in lieu of charges for the data conversion and database merger. Extraordinary circumstances (acquisition size greater than 75% of existing institution, account renumbering, etc.) may create additional mutually agreeable charges to be incurred by Client. All charges for training conducted by Fiserv or ITI personnel will be charged at the then current rates. All travel and out-of-pocket expenditures for Fiserv or ITI personnel will be charged at the then current rates. The monthly costs for the acquired accounts will be charged as specified in the original contract, Exhibit A-2 and this contract extension agreement.

SHOWCASE INCENTIVE

After client installs Premier II Platform, Premier eCom and Premier eCorp, Fiserv agrees to provide a processing credit as an incentive for showcase visitations to qualified prospects which result in a new Fiserv Brookfield ITI client. A showcase visitation is a visitation by a prospective client of Fiserv that is supported at Client's site during the decision process. For each showcase visitation that results in a Fiserv Brookfield client for ITI services Fiserv will provide a credit of $2,500.

CONFIDENTIALITY

Fiserv and Client agree to keep confidential without disclosure to third parties, the prices, terms, and conditions of this Agreement.

================================================================================

In witness whereof, the parties hereto have caused this Extension Agreement to be executed by their duly authorized representatives as of the date indicated below.


Mercantile Bank of West Michigan                 Fiserv Solutions, Inc.

By:    /s/ Robert B. Kaminski                    By:  /s/ James T. Cross
      ---------------------------                    ---------------------------

Name:  Robert B. Kaminski                        Name:  James T. Cross
      ---------------------------

Title:  SVP                                      Title:  Senior Vice President,
                                                         Business Unit Manager

Dated: 11/21/02                                  Dated:  11/22/02





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